SECOND AMENDED AND RESTATED


                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT


                                       OF


                       CHARTER EQUIPMENT LEASE 1999-1 LLC

                              as of August 8, 1999

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                       CHARTER EQUIPMENT LEASE 1999-1 LLC

                                TABLE OF CONTENTS

                                                                            Page



ARTICLE I DEFINITIONS.........................................................1
     1.   Act.................................................................1
     2.   Additional Member...................................................1
     3.   Admission Agreement.................................................1
     4.   Affiliate...........................................................1
     5.   Assignee............................................................1
     6.   Bankrupt Member.....................................................2
     7.   Business Day........................................................2
     8.   Capital Account.....................................................2
     9.   Capital Contribution................................................2
     10.  Certificate of Formation............................................2
     11.  Code................................................................2
     12.  Commitment..........................................................2
     13.  Company.............................................................2
     14.  Company Liability...................................................2
     15.  Company Minimum Gain................................................2
     16.  Company Nonrecourse Deductions......................................3
     17.  Company Nonrecourse Liability.......................................3
     18.  Company Property....................................................3
     19.  Contributing Members................................................3
     20.  Control Party.......................................................4
     21.  Default Interest Rate...............................................4
     22.  Delinquent Member...................................................4
     23.  Disposition (Dispose)...............................................4
     24.  Dissolution Event...................................................4
     25.  Distribution........................................................4
     26.  Effective Date......................................................4
     27.  GAAP Capital Account................................................4
     28.  Independent Director................................................4
     29.  Indenture...........................................................5
     30.  Indenture Trustee...................................................5
     31.  Initial Capital Contribution........................................5
     32.  Initial Member......................................................5
     33.  Management Right....................................................5
     34.  Managing Member.....................................................5
     35.  Member..............................................................5
     36.  Member Minimum Gain.................................................5


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

     37.  Member Nonrecourse Deductions.......................................6
     38.  Member Nonrecourse Liability........................................6
     39.  Membership Interest.................................................6
     40.  Money...............................................................6
     41.  Net Losses..........................................................7
     42.  Net Profits.........................................................7
     43.  Non-Consolidatable Entity...........................................7
     44.  Nonrecourse Liabilities.............................................7
     46.  Notice..............................................................7
     47.  Offsettable Decrease................................................7
     48.  Operating Agreement.................................................8
     49.  Organization........................................................8
     50.  Organization Expenses...............................................8
     51.  Person..............................................................8
     52.  Principal Office....................................................8
     53.  Proceeding..........................................................8
     54.  Property............................................................8
     55.  Regulations.........................................................8
     56.  Related Agreements..................................................9
     57.  Related Company.....................................................9
     58.  Related Person......................................................9
     59.  Securities..........................................................9
     60.  Sharing Ratio.......................................................9
     61.  State...............................................................9
     62.  Substitute Member...................................................9
     63.  Taxable Year........................................................9
     64.  Taxing Jurisdiction.................................................9


ARTICLE II FORMATION.........................................................10
     1.   Organization.......................................................10
     2.   Agreement..........................................................10
     3.   Name...............................................................10
     4.   Effective Date.....................................................10
     5.   Term...............................................................10
     6.   Resident Agent and Office..........................................11
     7.   Principal Office...................................................11


ARTICLE III NATURE OF BUSINESS...............................................11
     1.   Purposes...........................................................11
     2.   Limitations........................................................11


ARTICLE IV ACCOUNTING AND RECORDS............................................14
     1.   Records to be Maintained...........................................14
     2.   Accounts...........................................................14


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

ARTICLE V NAMES AND ADDRESSES OF MEMBERS.....................................14


ARTICLE VI RIGHTS AND DUTIES OF MEMBERS......................................15
     1.   Management Rights..................................................15
     2.   Liability of Members...............................................15
     3.   Indemnification....................................................15
     4.   Representations and Warranties.....................................15
     5.   Conflicts of Interest..............................................16


ARTICLE VII MANAGEMENT.......................................................16
     1.   Management of the Company..........................................16
     2.   Authority of Managing Member to Bind the Company...................17
     3.   Actions of the Managing Member.....................................18
     4.   Compensation of Managing Member....................................18
     5.   Managing Member's Standard of Care.................................18
     6.   Resignation........................................................18


ARTICLE VIII CONTRIBUTIONS AND CAPITAL ACCOUNTS..............................19
     1.   Capital Contributions..............................................19
     2.   Additional Contributions...........................................19
     3.   Enforcement of Commitments.........................................19
     4.   Maintenance of Capital Accounts....................................20
     5.   Contribution of Assets.............................................20
     6.   Sale or Exchange of Interest.......................................20
     7.   Compliance with Section 704(b) of the Code.........................21
     8.   Maintenance of GAAP Capital Accounts...............................21


ARTICLE IX ALLOCATIONS AND DISTRIBUTIONS.....................................21
     1.   Allocations of Net Profits and Net Losses from Operations..........21
     2.   Company Minimum Gain Chargeback....................................22
     3.   Member Minimum Gain Chargeback.....................................22
     4.   Qualified Income Offset............................................22
     5.   Interim Distributions..............................................23
     6.   Limitations on Distributions.......................................23


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

ARTICLE X TAXES..............................................................23
     1.   Tax Characterization of the Company................................23
     2.   Elections..........................................................24
     3.   Taxes of Taxing Jurisdictions......................................24
     4.   Tax Matters Member.................................................24
     5.   Method of Accounting...............................................24


ARTICLE XI DISPOSITION OF MEMBERSHIP INTERESTS...............................24
     1.   Disposition........................................................24
     2.   Dispositions Not in Compliance with this Article Void..............25


ARTICLE XII ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS....................25
     1.   Rights of Assignees................................................25
     2.   Admission or Substitute Members....................................25
     3.   Admission of Additional Members....................................25
     4.   Forbidden Transfers and Assignments................................26


ARTICLE XIII DISSOLUTION AND WINDING UP......................................26
     1.   Dissolution........................................................26
     2.   Effect of Dissolution..............................................26
     3.   Distribution of Assets on Dissolution..............................26
     4.   Winding Up and Certificate of Dissolution..........................26
     5.   Resignation of Member..............................................27


ARTICLE XIV AMENDMENT........................................................27
     1.   Operating Agreement may be Modified................................27
     2.   Amendment or Modification of Operating Agreement...................27


ARTICLE XV MISCELLANEOUS PROVISIONS..........................................27
     1.   Entire Agreement...................................................27
     2.   No Partnership Intended for Non-tax Purposes.......................27
     3.   Rights of Creditors and Third Parties Under Operating Agreement....28


EXHIBIT A INITIAL MEMBER

                           SECOND AMENDED AND RESTATED
                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                       CHARTER EQUIPMENT LEASE 1999-1 LLC


     This Limited Liability Company Operating Agreement of CHARTER EQUIPMENT LEASE 1999-1 LLC, a limited liability company organized pursuant to the Delaware Limited Liability Company Act, is entered into and shall be effective as of the September 21, 1998, by and among the Company and the entities executing this Operating Agreement as Members, as amended and restated hereby as of August 8, 1999.

                                    ARTICLE I

                                   DEFINITIONS

     For purposes of this Operating Agreement (as defined below), unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     1. Act. The Delaware Limited Liability Company Act and all amendments to the Act.

     2. Additional Member. A Member other than the Initial Member or a Substitute Member who has acquired a Membership Interest from the Company.

     3. Admission Agreement. The Agreement between an Additional Member and the Company described in Article XII.

     4. Affiliate. An "affiliate" of, or a Person, "affiliated" with, a specified Person, is (a) a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person, (b) a Person owning or controlling ten percent or more of the outstanding voting securities of such specified Person, (c) any officer, director, partner or general trustee of such specified Person and (d) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity.

     5. Assignee. A transferee of a Membership Interest who has not been admitted as a Substituted Member.

     6. Bankrupt Member. A Member who: (1) has become the subject of an Order for Relief under the United States Bankruptcy Code, or (2) has initiated, either in an original Proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation arrangement, composition, readjustment, dissolution, or similar relief.

     7. Business Day. Any day other than Saturday, Sunday or any legal holiday observed in the State.

     8. Capital Account. The account maintained for a Member or Assignee determined in accordance with Article VIII.

     9. Capital Contribution. Any contribution of Property, services or the obligation to contribute Property or services made by or on behalf of a Member or Assignee.

     10. Certificate of Formation. The Certificate of Formation as properly adopted and amended from time to time by the Members and filed with the Secretary of State.

     11. Code. The Internal Revenue Code of 1986, as amended from time to time.

     12. Commitment. The Capital Contributions that a Member or Assignee is obligated to make.

     13. Company. Charter Equipment Lease 1999-1 LLC, a limited liability company formed under the laws of the State of Delaware, and any successor limited liability company.

     14. Company Liability. Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

     15. Company Minimum Gain. An amount determined by first computing for each Company Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Company Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with ss. 704 of the Code and the Regulations issued thereunder, as the same may be issued and interpreted from time to time. A Member's share of Company Minimum Gain at the end of any Taxable Year equals: the sum of Company Nonrecourse Deductions allocated to that Member (and to that Member's predecessors-in-interest) up to that time and the distribution made to that Member (and to that Member's predecessors-in-interest) up to that time of proceeds of a Company Nonrecourse Liability allocable to an increase in Company Minimum Gain minus the sum of that Member's (and that Member's predecessors-in-interest) aggregate share of the net decreases in Company Minimum Gain plus their aggregate share of decreases resulting from reevaluations of Company Property subject to one or more Company Nonrecourse Liabilities.


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


     16. Company Nonrecourse Deductions. The net increase if any, in the amount of Company Minimum Gain during the Taxable Year. The Company Nonrecourse Deductions shall consist first of depreciation or cost recovery deductions with respect to each item of Company Property to the extent of the increase in Company Minimum Gain attributable to Company Nonrecourse Liabilities secured by such Company Property, with the remainder of any Company Nonrecourse Deductions made up of a pro rata portion of the Company's other items of deduction, loss and nondeductible expenditures (to the extent that such nondeductible expenditures reduce Capital Accounts). Company Nonrecourse Deductions shall be further determined in accordance with Regulation ss. 1.704-2(c) and any subsequent rule or regulation governing the determination of Company Nonrecourse Deductions.

     17. Company Nonrecourse Liability. A Company Liability to the extent that no Member or Related Person bears the economic risk of loss (as defined in ss. 1.752-2 of the Regulations) with respect to the liability.

     18. Company Property. Any Property owned by the Company.

     19. Contributing Members. Those Members making contributions as a result of the failure of a Delinquent Member to make the contributions required by the Commitment as described in Article VIII.

     20. Control Party. The person so designated as such in a Related Agreement, or, if no such person is so designated, then the trustee, or if there is no trustee, then any "agent" for the lenders thereunder.

     21. Default Interest Rate. The higher of the legal rate or the then-current prime rate quoted by the largest commercial bank in the jurisdiction of the Principal Office plus three percent.

     22. Delinquent Member. A Member or Assignee who has failed to meet the Commitment of that Member or Assignee.

     23. Disposition (Dispose). Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

     24. Dissolution Event. An event, the occurrence of which will result in the dissolution of the Company under Article XIII.

     25. Distribution. A transfer of Property to a Member on account of a Membership Interest as described in Article IX.

     26. Effective Date. As defined in Article II, Section 4 hereof.

     27. GAAP Capital Account. The capital account maintained by the Company for each of the Members in accordance with generally accepted accounting principles.


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


     28. Independent Director. A director of the Managing Member, not less than one in number, who shall not be, and for the five-year period prior to such individual's appointment as director shall not have been, and during the continuation of his or her service as Independent Director is not: (A) an employee, director, stockholder, partner or officer of the Company or any of its affiliates; (B) a customer, supplier or other person that derives any of its revenues from the Company or any of its affiliates; (C) a person or entity controlling or under common control with any such employee, director, stockholder, partner, officer, attorney, customer or supplier, or other person or (D) any member of the immediate family of a person described (A), (B) or (C); provided, however, that no individual shall be excluded from qualifying as an "Independent Director" by virtue of serving as an Independent Director of one or more other affiliates of the Managing Member that are special purpose, bankruptcy remote entities.

     29. Indenture. As defined in Article III hereof.

     30. Indenture Trustee. As defined in Article III hereof.

     31. Initial Capital Contribution. The Capital Contribution agreed to be made by the Initial Member as described in Article VIII.

     32. Initial Member. The person identified on Exhibit A attached hereto and made a part hereof by this reference who has executed this Operating Agreement.

     33. Management Right. The right of a Member to participate in the management of the Company, including the rights to information and to consent or approve actions of the Company.

     34. Managing Member. As defined in Article VII hereof.

     35. Member. Initial Member, Substituted Member or Additional Member, and, unless the context expressly indicates to the contrary, includes Assignees.

     36. Member Minimum Gain. An amount determined by first computing for each Member Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Member Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Member Minimum Gain is determined by comparing the Member Minimum Gain on the last day of the immediately preceding Taxable Year with the Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Member Minimum Gain and increases and decreases in Member Minimum Gain are intended to be computed in accordance with ss. 704 of the Code and the Regulations issued thereunder, as the same may be issued and interpreted from time to time. A Member's share of Member Minimum Gain at the end of any Taxable Year equals: the sum of Member Nonrecourse Deductions allocated to that Member (and to that Member's predecessors-in-interest) up to that time and the distribution made to that Member (and to that Member's predecessors-in-interest) up to that time of proceeds of a Member Nonrecourse Liability allocable to an increase in Company Minimum Gain minus the sum of that Member's (and that Member's predecessors-in-interest) aggregate share of the net decreases in Member Minimum Gain plus their aggregate share of decreases resulting from reevaluations of Company Property subject to one or more Member Nonrecourse Liabilities.

     37. Member Nonrecourse Deductions. The net increase, if any, in the amount of Member Minimum Gain during the Taxable Year. The Member Nonrecourse Deductions shall consist first of depreciation or cost recovery deductions with respect to each item of Company Property to the extent of the increase in Member Minimum Gain attributable to Member Nonrecourse Liabilities secured by such Company Property, with the remainder of any Member Nonrecourse Deductions made up of a pro rata portion of the Company's other items of deduction, loss and nondeductible expenditures (to the extent that such nondeductible expenditures reduce Capital Accounts). Member Nonrecourse Deductions shall be further determined in accordance with Regulation ss. 1.70422-(i)(2) and any subsequent rule or regulation governing the determination of Member Nonrecourse Deductions.

     38. Member Nonrecourse Liability. Any Company Liability to the extent the liability is nonrecourse under state law, and on which a Member or Related Person bears the economic risk of loss under ss. 1.752-2 of the Regulations because, for example, the Member or Related Person is the creditor or a guarantor.

     39. Membership Interest. The rights of a Member or, in the case of an Assignee, the rights of the assigning Member in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company.

     40. Money. Cash or other legal tender of the United States, or any obligation that is immediately reducible to legal tender without delay or discount. Money shall be considered to have a fair market value equal to its face amount.

     41. Net Losses. The loss and deductions of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

     42. Net Profits. The income and gains of the Company determined in accordance with accounting principles consistently applied from year to year employed under the method of accounting adopted by the Company and as reported separately or in the aggregate, as appropriate, on the tax return of the Company filed for federal income tax purposes.

     43. Non-Consolidatable Entity. Any Person with respect to which nationally recognized bankruptcy counsel has delivered its opinion to the effect that such Person's "estate", as defined under Section 541(c) of the United States Bankruptcy Code, would not be consolidated with the "estate" of Charter Financial, Inc. in a bankruptcy proceeding involving Charter Financial, Inc.

     44.  Nonrecourse  Liabilities.   Nonrecourse  Liabilities  include  Company
Nonrecourse Liabilities and Member Nonrecourse Liabilities.

     As defined in Article III hereof.

     46. Notice. Notice shall be in writing. Notice to the Company shall be considered given when mailed by first-class mail, postage prepaid, addressed to the Managing Member in care of the Company at the address of Principal Office. Notice as to a Member shall be considered given when mailed by first-class mail, postage prepaid, addressed to the Member at the address reflected in this Operating Agreement unless the Member has given the Company a Notice of a different address.

     47. Offsettable Decrease. Any allocation that unexpectedly causes or increases a deficit in the Member's Capital Account as of the end of the taxable year to which the allocation relates attributable to depletion allowances under ss. 1.704-1(b)-(2)(iv)(k) of the Regulations, allocations of loss and deductions under ss.ss. 704(a)(2) or 706 of the Code or under ss. 1.751-1 of the Regulations, or distributions that, as of the end of the year are reasonably expected to be made to the extent they exceed the offsetting increases to such Member's Capital Account that reasonably are expected to occur during or (prior to) the taxable years in which such distributions are expected to be made (other than increases pursuant to a Minimum Gain Chargeback).

     48. Operating Agreement. This Amended and Restated Limited Liability Company Operating Agreement including all Admission Agreements and amendments adopted in accordance with this Operating Agreement and the Act.

     49. Organization. A Person other than a natural person. Organization includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, and unincorporated associations, but the item does not include joint tenancies and tenancies by the entirety.

     50. Organization Expenses. Those expenses incurred in the organization of the Company including the costs of preparation of this Operating Agreement and the Certificate of Formation.

     51.  Person.  An  individual,   trust,   estate,  or  any  incorporated  or
unincorporated organization permitted to be a member of a limited liability company under the laws of the State.

     52. Principal Office. The office set forth in Article II, Section 7 of this Operating Agreement.


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


     53. Proceeding. Any administrative, judicial, or other adversary proceeding, including, without limitation, litigation, arbitration, administrative adjudication, mediation, and appeal or review of any of the foregoing.

     54. Property. Any property, real or personal, tangible or intangible, including money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

     55. Regulations. Except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

     56. Related Agreements. Shall have the meaning set forth in Article III of this Operating Agreement.

     57.   Related   Company.   Any   Member  of  the   Company   other  than  a
Non-Consolidated Entity or any entity other than the Company or a Non-Consolidated Entity now or hereafter controlled directly or indirectly by, or under direct or indirect common control with, Charter Financial, Inc.

     58. Related Person. A person having a relationship to a Member that is described in ss. 1.752-4(b) of the Regulations.

     59. Securities. Shall have the meaning set forth in Article III of this Operating Agreement.

     60. Sharing Ratio. With respect to any Member, a fraction (expressed as a percentage), the numerator of which is the total of the Member's initial Capital Account and the denominator is the total of all initial Capital Accounts of all Members and Assignees.

     61. State. The State of Delaware.

     62. Substitute Member. An Assignee who has been admitted to all of the rights of membership pursuant to this Operating Agreement.

     63. Taxable Year. The taxable year of the Company as determined pursuant toss. 706 of the Code.

     64. Taxing Jurisdiction. Any state, local, or foreign government that collects tax, interest or penalties, however designated, on any Member's share of the income or gain attributable to the Company.

                                   ARTICLE II

                                    FORMATION

     1. Organization. The Members hereby organize the Company as a Delaware limited liability company pursuant to the provisions of the Act.

     2. Agreement. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members executing this Operating Agreement hereby agree to the terms and conditions of this Operating Agreement, as it may from time to time be amended according to its terms. It is the express intention of the Members that this Operating Agreement shall be the sole source of agreement of the parties, and, except to the extent a provision of this Operating Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Operating Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of this Operating Agreement is prohibited or ineffective under the Act, this Operating Agreement shall be considered amended to the smallest degree possible in order to make this Operating Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Operating Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

     3. Name. The name of the Company is Charter Equipment Lease 1999-1 LLC, and all business of the Company shall be conducted under that name or under any other name, but in any case, only to the extent permitted by applicable law.

     4. Effective Date. This Operating Agreement shall become effective on September 21, 1998, the date of filing of the Certificate of Formation of Charter Equipment Lease 1999-1 LLC with the Secretary of State of the State.

     5. Term. The Company shall be dissolved and its affairs wound up in accordance with the Act and this Operating Agreement on December 31, 2050 unless the term shall be extended by amendment to this Operating Agreement and the Certificate of Formation, or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Operating Agreement.

     6. Resident Agent and Office. The resident agent for the service of process and the registered office in the State shall be that Person and location reflected in the Certificate of Formation as filed in the office of the Secretary of State of the State. The Managing Member may, from time to time, change the resident agent or office through appropriate filings with the Secretary of State of the State. In the event the resident agent ceases to act as such for any reason or the registered office shall change, the Managing Member shall promptly designate a replacement resident agent or file a notice of change of address as the case may be. If the Managing Member shall fail to designate a replacement resident agent or change of address of the registered office, any Member may designate a replacement resident agent or file a notice of change of address.

     7. Principal Office. The Principal Office of the Company shall be located at 153 East 53rd Street, New York, NY 10022 until July 5, 1999, and 530 Fifth Avenue, New York, NY 10036 on or after July 5, 1999.

                                   ARTICLE III

                               NATURE OF BUSINESS

     1. Purposes. The business in which the Company may engage and the powers which the Company may exercise are restricted exclusively to the following:

          1.1. to issue, authorize, sell and deliver the Charter Equipment Lease 1999-1 LLC Receivables-Backed Notes (the "Notes");

          1.2. to hold and enjoy all of the rights and privileges of the Notes;

          1.3. to distribute to the Members such of the Company's assets as each are entitled to in accordance with the terms hereof and the terms of the Indenture;

          1.4. to do such other things and carry on any other activities which the Managing Member determines to be necessary, convenient or incidental to any of the foregoing purposes, including, without limitation, to accept additional contributions of equity that are not subject to the lien of the Indenture, and have and exercise all of the power and rights conferred upon limited liability companies formed pursuant to the Act that are necessary, convenient or incidental to any of the foregoing purposes in subsections
     1.1 - 1.3 above.

     2. Limitations.

          2.1. Notwithstanding any other provision of this Operating Agreement and any provision of law that otherwise so empowers the Company, the Company shall not, without the prior written consent of the Indenture Trustee and each nationally recognized statistical rating agency rating any of the Company's issued and outstanding Notes, do any of the following:

               (i) dissolve or liquidate, in whole or in part;

               (ii) create any subsidiaries;

               (iii) consolidate or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any entity (other than pursuant to the Indenture);

               (iv) incur, assume or guarantee any indebtedness, or pledge its assets to secure any indebtedness or hold its assets out to be available to satisfy the obligations of any other Person (other than pursuant to the Indenture or the Certificate Purchase Agreement) or make any loans or monetary advances to any other Person;

               (v) amend, alter, change or repeal Article III, VII, XI, XIII or XIV of this Operating Agreement; or

               (vi) engage in any other business activity not contemplated by this Operating Agreement.

          2.2. The Company shall conduct its affairs in such a manner that its assets and liabilities would not be substantively consolidated with those of any other Person in the event of a bankruptcy or insolvency of such Person, and in such regard, the Company shall conduct its affairs in accordance with the following provisions:

               (i) it shall not engage in any business or activity other than as permitted by Article III hereof;

               (ii) it shall maintain separate records, financial statements (showing its assets and liabilities separate and apart from that of any other Person) and books of account from those of any direct or ultimate parent of any Related Company and any other Person; provided, however, that if in addition to such separate financial statements, the Company's financial statements are included as a part of the consolidated financial statements of its parent institution, any of its affiliates and any other Person, such consolidated financial statements shall contain a footnote to the effect that the Company has assets and liabilities separate and apart from those of such Person and those separate assets and liabilities are shown on the separate financial statements of the Company;

               (iii) it shall not commingle the Company's assets with those of any Related Company and shall hold all of its assets in its own name;

               (iv) its Members shall hold meetings, as appropriate to authorize
          all  action  on  behalf  of  the   Company   and   observe  all  other
          organizational formalities of the Company;

               (v) it shall not become involved in the day to day management of any Related Company;

               (vi) it shall operate so as not to be substantively consolidated with any Related Company;

               (vii) it shall maintain its assets separately from those of any Related Company or any other Person (including through the maintenance of a separate bank account);

               (viii) it shall hold itself out as a separate entity from any Related Company and shall conduct business in its own name on its own stationary;

               (ix) it shall correct any misunderstanding known to it regarding its separate identity from any Related Company;

               (x) it shall not act as the agent of any Related Company;

               (xi) it shall pay its own expenses from its own funds, including its employees' salaries, and shall fairly allocate expenses shared with an affiliate including reasonably and fairly allocating overhead for shared office space;

               (xii) it shall maintain adequate capital and a sufficient number of employees in light of its contemplated business activities;

               (xiii) it shall insure that any financial transaction and all other aspects of the relationship between the Company and any of its affiliates shall be on commercially reasonable terms; and

               (xiv) it shall maintain its own office;

               (xv) it shall not guarantee or assume, or make its credit available to pay the obligations of any other Person;

               (xvi) it shall not acquire any of its members' obligations or securities; and

               (xvii) it shall not purchase or hold debt issued by any other Person (other than cash, investment-grade securities or Eligible Investments (as defined in the Indenture).

          2.3. The Company shall not, without the affirmative vote of 100% of the Board of Directors of the Managing Member of the Company (including an affirmative vote of each Independent Director of the Managing Member) and the affirmative vote of the other Members of the Company, make an assignment for the benefit of creditors, file a petition in bankruptcy on behalf of itself, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Company or for a substantial part of the Company's property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, with respect to the Company, consent or acquiesce to the entry of an order for relief, or in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any substantial part of the Company's property, or admit the Company's inability to pay its respective debts generally as they become due or authorize any of the foregoing or any action in furtherance of the foregoing, to be done or taken on behalf of the Company.

                                   ARTICLE IV

                             ACCOUNTING AND RECORDS

     1. Records to be Maintained. The Company shall maintain the following records at its registered office:

          1.1. A current list of the full name and last known business address of each Member, separately identifying the Members in alphabetical order;

          1.2. A copy of the Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Formation have been executed;

          1.3. Copies of this Operating Agreement, including all amendments thereto;

     2. Accounts. The Managing Member shall maintain a record of Capital Account for each Member in accordance with Article VIII.

                                   ARTICLE V

                         NAMES AND ADDRESSES OF MEMBERS

     The name and address of the Initial Member are as reflected on Exhibit A attached hereto and by this reference made a part hereof as if set forth fully herein.

                                   ARTICLE VI

                          RIGHTS AND DUTIES OF MEMBERS

     1. Management Rights. (a) All Members (other than Assignees) who have not resigned shall be entitled to vote on any matter submitted to a vote of the Members. Notwithstanding the foregoing, the following actions require the unanimous consent of the Members:

          1.1. any amendment to this Operating Agreement;

          1.2. the admission of Assignees to Management Rights; and

          1.3. the continuation of the Company after a Dissolution Event.

     (b) Upon the insolvency of a Member, the affirmative vote of a majority in interest of the remaining Members is required to continue the LLC's existence. However, if the affirmative vote of a majority in interest of the remaining Members is not obtained, the Company shall not liquidate any collateral of the holders of rated securities without such holders' consent. The securityholders shall continue to exercise all their rights under security agreements and shall have the ability to retain the collateral until the rated securities have been paid in full or discharged completely.

     2. Liability of Members. Subject to Article XV hereof, no Member shall be liable as such for the liabilities of the Company or any obligations of another Member. The failure of a limited liability company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this agreement or the Act shall not be grounds for imposing personal liability on the Members or Managing Member for liabilities of the limited liability company.

     3. Indemnification. The Company shall indemnify the Members and agents for all costs, losses, liabilities, and damages paid or accrued by such Member or agent in connection with the business of the Company, as provided in the Certificate of Formation and to the fullest extent provided or allowed by the laws of the State.

     4. Representations and Warranties. Each Member, and in the case of an Organization, the Person(s) executing this Operating Agreement on behalf of the Organization, hereby represents and warrants to the Company and each other Member that: (a) it is duly organized, validly existing, and in good standing under the laws of its state of organization and that it has full organizational power to execute and agree to this Operating Agreement and to perform its obligations hereunder; (b) that the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest; (c) the Member acknowledges that the interests have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements,

     5. Conflicts of Interest.

          5.1. A Member shall be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company, it being expressly understood that some of the Members may enter into transactions that are similar to the transactions into which the Company may enter. Notwithstanding the foregoing, Members shall account to the Company and hold as trustee for it any property, profit, or benefit derived by the Member, without the consent of the other Members, in the conduct and winding up of the Company business or from a use or appropriation by the Member of Company property including information developed exclusively for the Company and opportunities expressly offered to the Company.

          5.2. (a) A Member does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest. A Member may lend money to and transact other business with the Company. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a person who is not a Member, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if either the transaction is fair to the Company or the disinterested Members, knowing the material facts of the transaction and the Member's interest, authorize, approve, or ratify the transaction.

          (b) The Members of the Company must take into consideration the interests of the Company's creditors in connection with all corporate actions.

                                   ARTICLE VII

                                   MANAGEMENT

     1. Management of the Company.

          1.1. The Initial Member shall be the managing member of the Company (the "Managing Member") and, in such capacity, shall manage the Company in accordance with this Operating Agreement. The Managing Member is an agent of the Company in accordance with this Operating Agreement. The Managing Member is an agent of the Company's business, and the actions of the Managing Member taken in such capacity and in accordance with this Operating Agreement shall bind the Company.

          1.2. The Managing Member shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Managing Member shall be the sole person or entity with the power to bind the Company, except and to the extent that such power is expressly delegated to any other person or entity by the Managing Member, and such delegation shall not cause the Managing Member to cease to be the Managing Member. There shall not be a "manager" (within the meaning of the Act) of the Company.

          1.3. The Managing Member may appoint individuals with or without such titles as it may elect, including the titles of President, Vice President, Treasurer, Secretary, and Assistant Secretary, to act on behalf of the Company with such power and authority as the Managing Member may delegate in writing to any such persons.

     2. Authority of Managing Member to Bind the Company. Only the Managing Member and authorized agents of the Company shall have the authority to bind the Company. Subject to Article III hereof, the Managing Member has the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company (as described in Article III), including, without limitation:

          2.1. the institution, prosecution and defense of any Proceeding in the Company's name;

          2.2. the entering into contracts;

          2.3. investment and reinvestment of the Company's funds, and receipt and holding of Property as security for repayment;

          2.4. the conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company;

          2.5. the appointment of employees and agents of the Company, the defining of their duties and the establishment of their compensation, and the dealing with tradespeople, accountants and attorneys, on such terms as the Managing Member shall determine;

          2.6. the indemnification of any Person; and

          2.7. the making of such elections under the Code and Tax Regulations and other relevant tax laws as to the treatment of items of Company income, gain, loss, deduction and credit, and as to all other relevant matters as the Managing Member deems necessary or appropriate, including, without limitation, elections referred to in Section 754 of the Code, the determination of which items of cash outlay shall be capitalized or treated as current expenses, and the selection of the method of accounting and bookkeeping procedures to be used by the Company.

     3. Actions of the Managing Member. The Managing Member has the power to bind the Company as provided in this Article VII. No Person dealing with the Company shall have any obligation to inquire into the power or authority of the Managing Member acting on behalf of the Company.

     4. Compensation of Managing Member. The Managing Member shall be reimbursed for all reasonable expenses incurred in managing the Company and shall be entitled to compensation, in an amount to be determined from time to time by consent of the Member, in its sole discretion. The Managing Member shall not be required to devote full time to the management of the Company business, but only so much time as shall be necessary or appropriate for the proper management of such business.

     5. Managing Member's Standard of Care. The Managing Member shall discharge its duties to the Company in good faith and with that degree of care that an ordinarily prudent person in a similar position would use under similar circumstances. In discharging its duties, the Managing Member shall be fully protected in relying in good faith upon the records required to be maintained under Article IV and upon such information, opinions, reports or statements by any Person as to matters the Managing Member reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which Distributions to the Member might properly be paid. The Company shall indemnify and hold harmless the Managing Member against any loss, damage or expense (including attorneys' fees) incurred by the Managing Member as a result of any act performed or omitted on behalf of the Company or in furtherance of the Company's interests without, however, relieving the Managing Member of liability for failure to perform his or her duties in accordance with the standards set forth herein. The satisfaction of any indemnification and any holding harmless shall be from and limited to Company Property. Such right of indemnification shall be subordinate and junior in right of payment to the payment of other debts of the Company.

     6. Resignation. The Managing Member shall not resign, dissociate or withdraw from the Company at any time.

                                  ARTICLE VIII

                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

     1. Capital Contributions. The Initial Member shall make the Capital Contribution described for that Member on Exhibit A at the time and on the terms specified on Exhibit A and shall perform that Member's Commitment. If no time for contribution is specified, the Capital Contributions shall be made upon the filing of the Certificate of Formation. The value of the Capital Contributions shall be as set forth on Exhibit A. No interest shall accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Operating Agreement. Each Additional Member shall make the Initial Capital Contribution described in the Admission Agreement. The value of the Additional Member's Initial Capital Contribution and the time for making such contribution shall be set forth in the Admission Agreement.

     2. Additional Contributions. In addition to the Initial Capital Contributions and Commitments, the Managing Member may determine from time to time that additional contributions are needed to enable the Company to conduct its business. Upon making such a determination, the Managing Member shall give Notice to all Members in writing at least two Business Days prior to the date on which such contribution is due. Such Notice shall set forth the amount of additional contribution needed, the purpose for which the contribution is needed, and the date by which the Members should contribute. Each Member shall be entitled to contribute a proportionate share of such additional contribution. Except to the extent of a Member's unpaid Commitment, no Member shall be obligated to make any such additional contributions. In the event any one or more Members do not make their additional contribution, the other members shall be given the opportunity to make the contributions. Each Additional Member shall make the Capital Contribution to which such Member has agreed, at the time or times, and upon the terms to which the Managing Member and the Additional Member agree.

     3. Enforcement of Commitments. In the event any Member (a Delinquent Member) fails to perform the Delinquent Member's Commitment, the Managing Member shall give the Delinquent Member a Notice of the failure to meet the Commitment. If the Delinquent Member fails to perform the Commitment (including any costs associated with the failure to demand compliance with the Commitment and interest on such obligation at the Default Interest Rate) within ten Business Days of the giving of Notice, the Managing Member may take such action, including, but not limited to, enforcing the Commitment in the court of appropriate jurisdiction in the state in which the Principal Office is located or the state of the Delinquent Member's address as reflected in this Operating Agreement. Each Member expressly agrees to the jurisdiction of such courts but only for the enforcement of Commitments. The Managing Member may elect to allow the other Members to contribute the amount of the Commitment in proportion to such Members' sharing ratios, with those Members who contribute (Contributing Members) to contribute additional amounts equal to any amount of the Commitment not contributed. The Contributing Members shall be entitled to treat the amounts contributed pursuant to this section as a loan from the Contributing Members bearing interest at the Default Interest Rate secured by the Delinquent Member's interest in the Company. Until they are fully repaid, the Contributing Members shall be entitled to all Distributions to which the Delinquent Member would have been entitled. Notwithstanding the foregoing, no Commitment or other obligation to make an additional contribution may be enforced by a creditor of the Company unless the Member expressly consents to such enforcement or to the assignment of the obligation to such creditor.

     4. Maintenance of Capital Accounts. The Company shall establish and maintain Capital Accounts for each Member and Assignee. Each Member's Capital Account shall be increased by (1) the amount of any Money actually contributed by the Member to the capital of the Company, (2) the fair market value of any Property contributed, as determined by the Company and the contributing Member at arm's-length at the time of contribution (net of liabilities assumed by the Company or subject to which the Company takes such Property, within the meaning of ss. 752 of the Code), and (3) the Member's share of Net Profits and of any separately allocated items of income or gain except adjustments of the Code (including any gain and income from unrealized income with respect to accounts receivable allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member). Each Member's Capital Account shall be decreased by (1) the amount of any money actually distributed by the Company to the Member, (2) the fair market value of any Property distributed to the Member, as determined by the Company and the contributing Member at arm's-length at the time of contribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such Property, within the meaning of ss. 752 of the Code), and (3) the Member's share of Net Losses and of any separately allocated items of deduction or loss (including any loss or deduction allocated to the Member to reflect the difference between the book value and tax basis of assets contributed by the Member).

     5. Contribution of Assets. If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Article IX below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to the distribution.

     6. Sale or Exchange of Interest. In the event of a transfer of some or all of a Membership Interest, the Capital Account of the transferring Member shall become the

Capital Account of the Assignee, to the extent it relates to the portion of the Interest transferred, provided that if the transfer causes a termination of the Company pursuant to Code ss. 708(b)(1)(B), the Capital Accounts for all Persons, including the transferee, shall be redetermined as of the date of such termination. In such event, each Person's Capital Account shall be equal to the net fair market value of his Membership Interest as of such date. Subsequent to such redetermination, allocations of depreciation, cost recovery deductions, gain and loss with respect to assets held by the Company on the date of such determination shall be governed by the principles set forth in Code ss. 704(c) and the Regulations thereunder.

     7.  Compliance  with Section  704(b) of the Code.  The  provisions  of this
Article VIII as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article IX to have substantial economic effect under the Regulations promulgated under ss. 704(b) of the Code, in light of the distributions made pursuant to Articles IX and XII and the Capital Contributions made pursuant to this Article VIII. In the event the Managing Member determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Managing Member may make such modification, provided that it is not likely to have a material effect on the amounts distributable to the Members and Assignees pursuant to Article XIII upon the dissolution of the Company. The Managing Member shall adjust the amount debited or credited to Capital Accounts with respect to (a) any Property contributed to the Company or distributed to the Members and Assignees, and (b) any liabilities which are secured by such contributed or distributed Property or which are assumed by the Company or the Members and Assigns, in the event the Managing Member shall determine such adjustments are necessary or appropriate pursuant to Regulation ss. 1.704-1(b)(2)(iv). The Managing Member also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Operating Agreement not to comply with Regulation ss. 1.704-1(b). Notwithstanding anything herein to the contrary, this Operating Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligating any Member to make a Capital Contribution in excess of the Initial Contribution.

     8. Maintenance of GAAP Capital Accounts. In addition to the Capital Accounts required to be maintained pursuant to Section IV, the Company shall establish and maintain GAAP Capital Accounts.

                                   ARTICLE IX

                          ALLOCATIONS AND DISTRIBUTIONS

     1. Allocations of Net Profits and Net Losses from Operations. Except as may be required by ss. 704(c) of the Code and Sections 2, 3 and 4 of this Article IX, Net Profits, Net Losses, and other items of income, gain, loss, deduction and credit shall be apportioned among the Members in proportion to their Sharing Ratios.

     2. Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain for Taxable Year, each Member must be allocated items of income and gain for that Taxable Year equal to that Member's share of the net decrease in Company Minimum Gain. A Member's share of the net decrease in Company Minimum Gain is the amount of the total net decrease multiplied by the Member's percentage share of the Company Minimum Gain at the end of the immediately preceding Taxable Year. A Member's share of any decrease in Company Minimum Gain resulting from a revaluation of Company Property equals the increase in the Member's Capital Account attributable to the revaluation to the extent the reduction in minimum gain is caused by the revaluation. A Member is not subject to the Company Minimum Gain Chargeback Requirement to the extent the Member's share of the net decrease in Company Minimum Gain is caused by a guarantee, refinancing, or other change in the debt instrument causing it to become partially or wholly a recourse liability or a Member Nonrecourse Liability, and the Member bears the economic risk of loss (within the meaning of ss. 1.752-2 of the Regulations) for the newly guaranteed, refinanced, or otherwise changed liability.

     3. Member Minimum Gain Chargeback. If during a Taxable Year there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (as determined under ss. 1.704-2(i)(5) of the Regulations) as of the beginning of that Taxable Year must be allocated items of income and gain for that Taxable Year (and, if necessary, for succeeding Taxable Years) equal to that Member's share of the net decrease in the Company Minimum Gain. A Member's share of the net decrease in Member Minimum Gain is determined in accordance with the Regulations. A Member is not subject to this Member Minimum Gain
Chargeback, however, to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Liability due to a conversion, refinancing, or other change in the debt instrument that causes it to become partially or wholly a Company Nonrecourse Liability. The amount that would otherwise be subject to the Member Minimum Gain Chargeback is added to the Member's share of Company Minimum Gain. In addition, rules consistent with those applicable to Company Minimum Gain shall be applied to determine the shares of Member Minimum Gain and Member Minimum Gain Chargeback to the extent provided under the Regulations issued pursuant to ss. 704(b) of the Code.

     4. Qualified Income Offset. In the event any Member, in such capacity, unexpectedly receives an Offsettable Decrease, such Member will be allocated items of income and gain (consisting of a pro rata portion of each item of partnership income and gain for such year) in an amount and manner sufficient to offset such Offsettable Decrease as quickly as possible. Any special allocations of items of income or gain pursuant to this Section 4 shall be taken into account in computing subsequent allocations of Net Profits pursuant to this
Section 4, so that the net amount of the Net Profits, Net Losses and all other items allocated to each Member and Assignee pursuant to this Section 4 shall, to the extent possible, be equal to the net amount that would have been allocated to each Member and Assignee pursuant to the provisions of this Section 4 if such adjustments, allocations or distributions had not occurred.

     5. Interim Distributions. From time to time, the Managing Member shall determine in its reasonable judgment to what extent, if any, the Company's cash on hand exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions, reserves, and mandatory Distributions, if any. To the extent such excess exists, the Managing Member may make Distributions to the Members in accordance with their Sharing Ratios. Such Distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Managing Member.

     6. Limitations on Distributions. No Distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members on account of their Capital Accounts.

                                    ARTICLE X

                                      TAXES

     1. Tax Characterization of the Company. For so long as the Company has a single owner for federal income tax purposes, it will, pursuant to Treasury Regulations promulgated under section 7701 of the Code, be disregarded as an entity distinct from the Member for all federal income tax purposes, and all provisions in this Operating Agreement regarding treatment of the Company as a partnership for federal income tax purposes should be ignored. Accordingly, for federal income tax purposes, the Member will be treated as (i) owning all assets owned by the Company, (ii) having incurred all liabilities incurred by the Company, and (iii) all transactions between the Company and the Member will be disregarded. In the event that the Company has two equity owners for federal income tax purposes, the Company will be treated as a partnership. At any such time that the Company has two equity owners, all relevant provisions in this Operating Agreement regarding the treatment of the Company as a partnership for federal income tax purposes will apply. Moreover, at any such time that the Company has two equity owners, this Operating Agreement may need to be amended, in accordance with Article XIV herein, and additional provisions may need to be added so as to provide for treatment of the Company as a partnership.

     2. Elections. The Managing Member may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

     3. Taxes of Taxing Jurisdictions. To the extent that the laws of any Taxing Jurisdiction requires, each Member requested to do so by the Managing Member will submit an agreement indicating that the Member will make timely income tax payments to the Taxing Jurisdiction and that the Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member's income, and interest, and penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of the penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of Article
IX. The Managing Member may, where permitted by the rules of any Taxing Jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Members on such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax, interest and penalties so paid.

     4. Tax Matters Member. The Managing Member shall designate a Member as the tax matters member of the Company pursuant to ss. 6231(a)(7) of the Code. Any Member designated as tax matters partner shall take such action as may be necessary to cause each other Member to become a notice partner within the meaning of ss. 6223 of the Code. Any Member who is designated tax matters partner may not take any action contemplated by ss.ss. 6222 through 6232 of the Code without the consent of the Managing Member.

     5. Method of Accounting. The records of the Company shall be maintained in accordance with the method of accounting selected by the Managing Member.

                                   ARTICLE XI

                       DISPOSITION OF MEMBERSHIP INTERESTS

     1. Disposition. Any Member or Assignee may dispose of all or a portion of the Member's or Assignee's Membership Interest upon compliance with this Section
1. No Membership Interest shall be Disposed of:

          1.1. while any amounts are outstanding under the Notes;

          1.2.  if  such   disposition,   alone  or  when  combined  with  other
     transactions, would result in a termination of the Company within the meaning of ss. 708 of the Code;

          1.3. without an opinion of counsel satisfactory to the Managing Member that such assignment is subject to an effective registration under, or exempt from the registration requirements of, the applicable state and federal securities laws;

          1.4. unless and until the Company receives from the Assignee the information and agreements that the Managing Member may reasonably require, including but not limited to any taxpayer identification number and any agreement that may be required by any Taxing Jurisdiction.

     2. Dispositions Not in Compliance with this Article Void. Any attempted Disposition of a Membership Interest, or any part thereof, not in compliance with this Article is null and void ab initio.

                                   ARTICLE XII

                  ADMISSION OF ASSIGNEES AND ADDITIONAL MEMBERS

     1. Rights of Assignees. The Assignee of a Membership Interest has no Management Rights or right to participate in the management of the business and affairs of the Company or to become a Member. The Assignee is only entitled to receive the Distributions and return of capital, and to be allocated the Net Profits and Net Losses attributable the Membership Interest.

     2. Admission or Substitute Members. An Assignee of a Membership Interest shall be admitted as a Substitute Member and admitted to all the rights of the Member who initially assigned the Membership Interest only with the approval of all Members and upon execution of an Admission Agreement. The Members may grant or withhold the approval of such admission for any in their sole and absolute discretion. If so admitted, the Substitute Member has all the rights and powers and is subject to all the restrictions and liabilities of the Member originally assigning the Membership Interest. The admission of a Substitute Member, without more, shall not release the Member originally assigning the Membership Interest from any liability to Company that may existed prior to the approval.

     3. Admission of Additional Members. The Managing Member may permit the admission of Additional Members and determine the Capital Contributions of such Members; provided, however, that there may never be more than ninety-nine (99) Members at any one time.

     4. Forbidden Transfers and Assignments. A Membership Interest may not be transferred or assigned to a Related Company. A Related Company may, however, be admitted as an Additional Member.

                                  ARTICLE XIII

                           DISSOLUTION AND WINDING UP

     1. Dissolution. The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events:

          1.1. the expiration of the term of the Company; and

          1.2. the unanimous written consent of all of the Members and the Managing Member, by unanimous written consent of the Board of Managing Member (including the Independent Director); provided, that, the Company shall not be dissolved so long as any of the Notes are outstanding.

     2. Effect of Dissolution. Upon dissolution, the Company shall cease carrying on as distinguished from the winding up of the Company business, but the Company is not terminated, but continues until the winding up of the affairs of the Company is completed and the Certificate of Dissolution has been issued by the Secretary of State.

     3. Distribution of Assets on Dissolution. Upon the winding up of the Company, the Company Property shall be distributed:

          3.1. to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of Company Liabilities;

          3.2. to Members in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company's taxable year in which the liquidation occurs. Liquidation proceeds shall be paid within 60 days of the end of the Company's taxable year or, if later, within 90 days after the date of liquidation. Such distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Managing Member.

     4. Winding Up and Certificate of Dissolution. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the members. Upon the completion of winding up of the Company, a certificate of dissolution shall be delivered to the Secretary of State of the State for filing. The certificate of dissolution shall set forth the information required by the Act.

     5. Resignation of Member. The resignation, withdrawal, dissociation or bankruptcy of a Member or Members shall not cause such Member or Members to cease to be a Member or Members of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

                                   ARTICLE XIV

                                    AMENDMENT

     1. Operating Agreement may be Modified. This Operating Agreement may be modified as permitted in this Article XIV (as the same may from time to time be amended). No Member or Manager shall have any vested rights in this Operating
Agreement which may not be modified through an amendment to this Operating Agreement.

     2. Amendment or Modification of Operating Agreement. This Operating Agreement may be amended or modified from time to time only by a written instrument adopted by the unanimous written consent of the Members; provided, however, that for so long as any of the Notes are outstanding, any amendment or modification to Article III, Article VII, Article XI, Article XIII or this
Article XIV shall require the prior written consent of the Indenture Trustee and each nationally recognized statistical rating agency rating any of the Company's issued and outstanding Notes.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

     1. Entire Agreement. This Operating Agreement represents the entire agreement among all the Members and between the Members and the Company.

     2. No Partnership Intended for Non-tax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under either the State Uniform Partnership Act nor the State Uniform Limited Partnership Act.

     The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

     3. Rights of Creditors and Third Parties Under Operating Agreement. Except and only to the extent provided herein or by applicable statue, no such creditor or third party shall have any rights under this Operating Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

     IN WITNESS WHEREOF, the undersigned has hereunto executed this Operating Agreement as of May 17, 1999.

                                        CHARTER FUNDING CORPORATION V


                                        By: /s/ Gary Corr
                                            -------------------------
                                            Name: Gary Corr
                                            Title: President

                                    EXHIBIT A


                                 INITIAL MEMBER


           Member              Membership Interest Initial Capital Contribution
-----------------------------  ------------------- ----------------------------
Charter Funding Corporation V  100%                $100
530 Fifth Avenue.
New York, NY 10036